Exhibit 99.1

                       COVENANT TRANSPORT, INC. ANNOUNCES
                        FILING OF REGISTRATION STATEMENT

CHATTANOOGA,   TENNESSEE  -  October  28,  2003  -  Covenant   Transport,   Inc.
(Nasdaq/NMS:CVTI) announced today that it filed a registration statement on Form S-3 with the Securities and Exchange Commission.

The registration statement covers the offer of up to 2,300,000 shares of the Company's Class A common stock, including 300,000 shares subject to an over-allotment option in favor of the underwriters. Of the shares covered by the filing, it is anticipated that 1,000,000 shares will be offered by David R. and Jacqueline F. Parker and 1,000,000 shares will be offered by the Estate of Clyde
M. Fuller. It also is anticipated that the shares subject to the over-allotment option, if exercised by the underwriters, will be sold by Mr. and Mrs. Parker. Mr. and Mrs. Parker are the principal stockholders of the Company, and Mr. Parker is the Chairman, President, and Chief Executive Officer. Mr. Fuller, who passed away in December following a long and distinguished career in the transportation industry, was Mr. Parker's stepfather and a significant stockholder of the Company. The selling stockholders will receive all of the net proceeds from the offering.

A registration statement relating to the securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. When available, copies of the preliminary prospectus relating to the offering may be obtained from the offices of Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179.

Covenant Transport, Inc. is a public truckload carrier that offers just-in-time service and other premium transportation services for customers throughout the United States. Covenant operates one of the ten largest fleets in North America and is committed to growing revenue and earnings per share both internally and through acquisitions. The Company's common stock is traded on the Nasdaq National Market under symbol "CVTI."

This press release contains forward-looking statements that involve risk, assumptions, and uncertainties that are difficult to predict. Statements that constitute forward-looking statements are usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," "plans," "intends," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at Company facilities, or at customer, port, or other shipping related facilities; increases or rapid fluctuations in fuel prices as well as fluctuations in hedging activities and surcharge collection, the volume and terms of diesel purchase commitments, interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment; the resale value of our used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; elevated experience in the frequency and severity of matters relating to accident, cargo, workers' compensation, health, and other claims; high insurance premiums and deductible amounts; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; the ability to successfully execute the Company's initiative of improving the profitability of medium length of haul, or "in-between," movements; and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.


For further information contact:
Joey B. Hogan, Executive VP and Chief Financial Officer          (423) 825-3336
hogjoe@covenanttransport.com

For copies of Company information contact:
Kim Perry                                                        (423) 825-3357
perkim@covenanttransport.com